UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):

                                December 4, 2000
                                ----------------


                         Commission file number 0-27599


                                 FILMWORLD, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Nevada                                                   88-0222729
----------------------------                                 -------------------
(State of other jurisdiction                                  (I.R.S. Employer
of incorporation or                                          Identification No.)
organization)


5250 Neil Road, Suite 303, Reno, NV                            89502
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(Address of principal executive offices)                     (Zip Code)


Registrant's Telephone number, including area code:    (775) 829-1310
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Item No. 2.       Acquisition or Disposition of Assets
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         On December 4, 2000,  FilmWorld,  Inc. (the "Company")  entered into an
Exchange Agreement with GRD, Inc., a Nevada corporation. Under the terms of the Exchange Agreement, GRD obtained equity and management control of the Company by exchanging all of the issued and outstanding shares of GRD for 20,000,000 shares of the Company's common stock. The Exchange Agreement represents not only a change in control of the Company, but a change in the Company's principal line of business.

         GRD operates under the name of SulphCo and is engaged in the business of industrializing a process for removing sulfur from crude and fuel oils. SulphCo's principal product is a self-contained petroleum desulfurization unit that removes sulfur from crude oils, lighter distillates and fuel oils. SulphCo has developed a proprietary closed loop "sulfur polishing" unit, which can be scaled to treat large or small volumes of petroleum product. The unit operates at ambient temperature and atmospheric pressure and "plugs-in" to existing infrastructure. The Environmental Protection Agency has mandated ultra low sulfur less than 15 ppm in a stepwise timetable to be completed by 2007. Current technology cannot meet this goal. SulphCo's unique patent pending technology can reach these goals now.

         As part of the transaction with GRD, Inc., two of the Company's former directors, namely John Daly and Menahem Golan, have resigned their positions with the Company. The Company's former President, Mark Tolner, also has resigned. In addition, the Company has returned the assets associated with the Company's film production and distribution operations to the entities contributing those assets. In this regard, the Company has received 1,168,898 shares from the Company's former President, Mark Tolner; 2,922,247 shares from Daly Consultants, Inc.; and 2,872,247 shares from Belfair International, Ltd. John Daly and Mark Tolner retained a combined total of 100,000 shares of the Company's common stock in connection with their resignations and Menahem Golan also retained 100,000 shares of the Company's common stock in connection with his resignation and withdrawal from the Company's operations.

         As of December 18, 2000, there were 21,200,000 shares of the Company's common stock issued and outstanding.

         As a result of the change in the Company's control, new management has been installed to oversee the Company's operations. New management includes the following:

         Dr. Rudolph Gunnerman, Director and the Company's Chairman of the Board, is a 72-year-old entrepreneur who studied mathematics and physics at the University of Munich, Germany before he immigrated to the United States. Dr. Gunnerman has invented a series of successful technologies, including fireproof building materials and wood pellets. Thereafter, in his quest to reduce Nitrous Oxide, a major source of ozone depletion, Dr. Gunnerman invented A-55 C lean Fuels and is currently Chairman of Clean Fuels Technology, Inc. Dr. Gunnerman holds three honorary doctorate degrees. Dr. Gunnerman has loaned $250,000.00 to pay the current debts of the Company.


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


         Dr. Mark T. Cullen is 44 years old and a Director and the Chief Executive Officer and President of the Company. He received his B.S. in Chemistry and pursued a medical career. After receiving his M.D. degree he did post graduate work at Yale University, first as a Post Doctoral Research Fellow, then as Resident and Fellow in the Department of Obstetrics and Gynecology. He was director of The Fetal Diagnostic Program at the University of Florida at Jacksonville and Director of Obstetrics and Gynecology, Florida Hospital. Dr. Cullen was Associate Clinical Professor at the University of Nevada and Medical Director of Obsterix, Nevada. (NASD). He is currently Chairman of the Board of NewStem, a startup biotech firm and Director of Idria Oil and Gas, Inc., Geneva Switzerland. Dr. Cullen has authored 26 peer review papers and contributed to several chapters in medical books and is also member of Sterling's Who's Who.

         Paul C. Knauff, age 75, Chief Financial Officer and Treasurer, has a business background which includes positions as Chief Executive Officer and Chief Financial Officer of several Fortune 1,000 companies. Mr. Knauff also specializes in domestic and international acquisitions. He was Financial
Controller of Union Carbide's Olefin Division for five years. Mr. Knauff has served as director for numerous private and publicly owned companies. Mr. Knauff received his B.S. in Accounting and Finance at Rider University, Lawrenceville, New Jersey and completed a graduate degree tax program at New York University, New York, New York.

         Alexander H. Walker, Jr., age 74, will continue to serve as a director of the Company. He was elected as Secretary of the Company on December 18, 2000 to replace Ms. Hermann. He received his B.A. from Waynesburg College in 1950 and his J.D. from the University of Pittsburgh School of Law in 1952. Since 1956, Mr. Walker has been a practicing attorney, which practice has included trial and transactional work, with an emphasis on corporate securities matters. After serving as the Attorney Advisor for the Division of Corporate Finance in Washington, D.C. from 154 to 1955, Mr. Walker served as the Attorney in Charge of the Salt Lake City, Utah Branch of the United States Securities and Exchange Commission from 1955 to 1956. From 1956 through the present, Mr. Walker has maintained a private practice. He maintains licenses in both Utah and Pennsylvania.

         Harry P. Holman, age 65, has been an active participant in the security business, specializing in bringing private companies public on the stock exchange. Mr. Holman has been a consistent top producer over the last thirty years with three New York stock exchange firms. In 1980, he was awarded the National Account Executive of the Year at Birr Wilson & Co. Mr. Holman recently retired in November 2000 as First Vice President with the firm Dain Rauscher. Mr. Holman is the former owner and president of several private business enterprises. Mr. Holman is a graduate of the University of Southern California in 1957 with a Bachelor of Science degree in business administration. He is founder of the Northern Nevada University of Southern California Alumni Club.


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


         Dr. The Fu Yen, Chief Scientific Advisor to SulphCo, is a 72-year-old Professor of Environmental and Civil Engineering at the University of Southern California. Dr. Yen has a B.S. in Chemistry, a M.S. in Chemistry and Chemical Engineering and a Ph.D. in Organic and Biochemistry. Dr. Yen has completed a Postgraduate program in Mathematics, Certification of Bioengineering, Columbia University D.Sc. (hon.) And an Energy Engineering certificate from Pepperdine University D.Sc. (hon.). His positions have included Senior Research Chemist, Goodyear Tire and Rubber Co., Senior Fellow Mellon Institute, Carnegie-Mellon University; Associate Professor of Chemistry, California State University, Los Angeles. Dr. Yen has authored and edited 26 books, 156 peer-reviewed journal papers and 118 entries for book chapters. Dr. Yen has 114 entries under conference proceedings and 17 U.S. patents listed.

         On December 4, 2000, the Board of Directors of the Company held a Special Meeting of the Board wherein the agreement with GRD, Inc. was ratified and 20,000,000 shares of the Company's common stock was authorized to be issued to GRD, Inc. At that meeting, the Board of Directors also granted stock options to certain members of the Company's new management. In this regard, the Board determined that in order to maintain control of the affairs of the Company and to grant management and the Company's directors an incentive to remain with the Company and to promote the Company's best interests, that these stock options should be granted. The Board then authorized the following stock options:


         1. Dr. Rudolph Gunnerman was granted an option to acquire 7,500,000 shares of the Company's common stock at a release price of $0.50 per share, which was the bid price for the Company's common stock as of the close of business on Friday, December 1, 2000. Dr Gunnerman's option expires two (2) years from December 4, 2000. The option is exercisable in whole or in part as Dr. Gunnerman pays the appropriate amount for the number of shares he chooses to take pursuant to this option.

         2. Dr. Mark T. Cullen was granted an option to acquire 1,000,000 shares of the Company's common stock at a release price of $0.50 per share, which was the bid price for the Company's common stock as of the close of business on Friday, December 1, 2000. Dr Cullen's option expires two (2) years from December 4, 2000. The option is exercisable in whole or in part as Dr. Cullen pays the appropriate amount for the number of shares he chooses to take pursuant to this option.

         3. Alexander H. Walker, Jr. was granted an option to acquire 1,000,000 shares of the Company's common stock at a release price of $0.50 per share, which was the bid price for the Company's common stock as of the close of business on Friday, December 1, 2000. Mr. Walker's option expires two (2) years from December 4, 2000. The option is exercisable in whole or in part as Mr. Walker pays the appropriate amount for the number of shares he chooses to take pursuant to this option.


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


         4. Harry Holman Harry Holman was granted an option to acquire 100,000 shares of the Company's common stock at a release price of $0.50 per share, which was the bid price for the Company's common stock as of the close of business on Friday, December 1, 2000. Mr. Holman's option expires two (2) years from December 4, 2000. The option is exercisable in whole or in part as Mr. Holman pays the appropriate amount for the number of shares he chooses to take pursuant to this option.

         5. Paul Knauff was granted an option to acquire 100,000 shares of the Company's common stock at a release price of $0.50 per share, which was the bid price for the Company's common stock as of the close of business on Friday, December 1, 2000. Mr. Knauff's option expires two (2) years from December 4, 2000. The option is exercisable in whole or in part as Mr. Knauff pays the appropriate amount for the number of shares he chooses to take pursuant to this option, with 53,000 shares to vest November 20, 2001.

         Each of the individual directors of the Company abstained from voting for the resolution granting that individual director his stock option.

Item No. 7.       Financial Statements and Exhibits
-----------       ---------------------------------

(3)      Exhibits

         Appropriate financial statements reflecting the change in the Company's management and control and business operations will be filed with an Amended Form 8-K within sixty (60) days of the filing of this Form 8-K.


                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FILMWORLD, INC.

Date: December 18, 2000.            By: /s/ Dr. Mark T. Cullen
------------------------            --------------------------
                                            Dr. Mark T. Cullen, President



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